UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 13, 2002


                           THE MAJESTIC COMPANIES, LTD
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                       000-28083                     88-0293171
------------------            ----------------             ---------------------
 (State or other                 (Commission                   (IRS Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)



                 57 W. South Temple,
            Suite 300, Salt Lake City, Utah                   84101
       ---------------------------------------             -----------
       (Address of principal executive offices)             (Zip Code)



                                 (801) 322-1776
               --------------------------------------------------
              (Registrant's telephone number, including area code)

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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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Acquisition of Ewell Prospect

         On September 13, 2002, Freedom Oil & Gas, Inc. ("Freedom"), which has contracted to issue 15 million shares of its common stock to The Majestic Companies, Ltd. (the "Company"), in order to become a wholly owned subsidiary of the Company, entered into a definitive letter agreement (the "Definitive Agreement") with Hewitt Energy Group, Inc., 57 W. South Temple, Suite 420, Salt Lake City, Utah 84101 ("HEG"), to finalize and solidify a preliminary letter agreement entered into on August 12, 2002, to acquire a working interest in the Ewell Prospect. The Ewell Prospect comprises approximately 800 acres under lease, located in Okmulgee County, Oklahoma. In the Definitive Agreement changes were made to revise and add terms to that proposed transaction and to acquire a larger working interest.

         Under the terms of the Definitive Agreement, Freedom, in consideration of receiving a 12.5% working interest in the first well drilled and a 37.5% working interest in the Ewell Prospect, agreed to issue 80,000 shares of the Company's Series A Preferred Stock to Houseco Petroleum Co., Inc. and B. L. Hinson (the "Grantors") and perform several other debt assumption and payment obligations. The Series A Preferred Stock of the Company is convertible into Company common stock at a ratio of one share of preferred stock for five shares of common stock. In the Definitive Agreement Freedom pledged to ensure the value of the consideration received by the Grantors equals a price of $0.50 per common share, or a total value of $200,000, following a planned registration of such shares. If the Company's stock does not maintain the required value post registration, Freedom will, at its option, either give the Grantors sufficient stock to make up for the shortfall in consideration received or make up for the shortfall in cash.

         The Definitive Agreement also memorializes an oral agreement on August 30, 2002, whereby Freedom verbally agreed to purchase HEG's 12.5% working interest in the initial well drilled on the Ewell Prospect for $75,000 to be paid directly to Grantors. With the consent of Grantors, Freedom paid the initial $50,000 of this amount to Grantors on September 5, 2002, and paid the remaining $25,000 on September 25, 2002.

         In addition, Freedom, in the Definitive Agreement, exercised its option to acquire HEG's 37.5% working interest in the remainder of the Ewell Prospect and assume HEG's obligations with respect thereto.

         As a result of the aforementioned negotiations, oral agreements and Definitive Agreement, Freedom acquired a 25% working interest in the first well drilled on the Ewell Prospect and a 75% working interest in the remainder of the Ewell Prospect. Costs for all subsequent operations (after the initial well) on the Ewell Prospect will be paid 75% by Freedom and 25% by Grantors on a "heads up" basis in accordance with their respective working interests. The working interests are currently based on a 78.25% net revenue interest.

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Acquisition of El Grande Prospect

         Also on Friday, September 13, 2002, Freedom announced that it completed its acquisition with partner HEG from Hegco Canada, Inc., of the El Grande Prospect, comprising approximately 6,000 gross acres under lease in Faulkner County, Arkansas. Hegco is an Alberta, Canada corporation currently in receivership in the Court of the Queen's Bench of Alberta, Judicial District of Calgary. The acquisition process, begun the 9th of September, was finalized and approved by the appointed Receiver and the Canadian Court handling Hegco's receivership.

         Pursuant to the Assignment of Oil and Gas Interests, Bill of Sale and Agreement from Hegco, Freedom generally acquired an undivided 75% working interest and HEG generally acquired an undivided 25% working interest in the El Grande Prospect. These working interests are each subject to all existing landowners' royalties and overriding royalty interests of record, as well as to an undivided 3.375% working interest previously assigned by Hegco, making the net revenue interest attributable to Freedom's and HEG's working interests approximately 80%. (The exact net revenue interests acquired may vary from lease to lease and are subject to verification through additional title examinations.) Pursuant to the prior Hegco assignment, the outstanding 3.375% working interest is a "carried working interest" for the first five wells drilled on the El Grande Prospect.

         As additional consideration for the payments made by HEG to Hegco for the El Grande Prospect that accrued to the benefit of Freedom's interest, HEG's interest in the first two wells to be drilled on the El Grande Prospect was agreed to be a 10% "carried working interest," with Freedom retaining the remaining 90% working interest (both subject to the same existing lease burdens described above). As further consideration for the payments made by HEG to Hegco, Freedom also agreed to grant HEG an 18-month option to acquire 300,000 shares of common stock of the Company exercisable at $0.05 per share.

         In exchange for the El Grande Prospect, Freedom agreed to assume certain liabilities of Hegco aggregating approximately $50,000 and to issue 110,000 shares of the Company's Series A Preferred Stock (convertible into 550,000 shares of Company common stock). Freedom agreed to ensure the value of 300,000 of the shares to be received by Hegco equal to a price of $0.50 per common share, or a total value of $150,000, following a planned registration of such shares. If the Company's stock does not maintain the required value post registration, Freedom will, at its option, either give the Grantors sufficient stock to make up for the shortfall in consideration received or make up for the shortfall in cash. Further, if the registration statement is not effective on or before 180 days after the date of the agreement, Freedom will purchase the stock from Hegco at the agreed upon price.

         Freedom confirmed that it is in discussions with third parties to participate in its re-entry of the Edgmon #1 well included in the El Grande Prospect, and, if the recompleted well proves to be commercially productive, to participate in the construction of a lateral pipeline connection to a nearby, existing interstate gas pipeline. Hegco's previous engineering report of May 1999 indicated potential production rates from a flow test of the Edgmon #1 well in the range of 1,200 mcf/d to 4,250 mcf/d, subject to clean-up of load water on the reservoir. Freedom's technical team is developing plans to propose both re-entering the Edgmon #1 well and disposing of the load water using more modern, advanced completion technologies and reservoir engineering tools than those previously used.

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                              ITEM 5. OTHER EVENTS
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         Since the transaction between the Company and Freedom on July 10, 2002, the Company has occasionally referred to Freedom as a wholly owned subsidiary of the Company. This has not been correct. Technically, Freedom is not yet a wholly-owned subsidiary of the Company and will not become a wholly-owned subsidiary until the filing of Amended and Restated Articles of Incorporation by the Company. The filing of Amended and Restated Articles of Incorporation will enable the conversion of the Company's Series A Preferred Stock held by Freedom into shares of common stock thereby effectuating the transaction.

         Currently the 15 million shares of Freedom stock, ready for issuance to the Company, is being held in trust for the benefit of the Company. Please review the Preliminary Information Statement filed September 13, 2002, for a thorough explanation of the arrangement.

         This explanation is included to dispel any misconceptions that may have been fostered or miscommunications that may have been caused to be released. The Company expects that the necessary filing with the State of Nevada will occur approximately 20 days after the filing of a definitive information statement with the Securities and Exchange Commission, whereupon Freedom will become a wholly owned subsidiary of the Company. Accordingly, all of the business acquisitions conducted by Freedom are treated as being for the benefit of and eventual ownership by the Company.

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                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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         (a)      Financial Statements of Business Acquired.

         The financial statements, if required by this item, are not included herein and will be filed by amendment not later than 60 days after the date of this current report on 8-K.

         (b)      Pro Forma Financial Information.

         The Pro Forma financial information, if required by this item, is not included herein and will be filed by amendment not later than 60 days after the date of this current report on 8-K.

         (c) Exhibits. The following exhibits are filed with this report on Form 8-K:

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             SEC
Exhibit   Reference
 Number     Number              Title of Document                     Location
-------- ----------- --------------------------------------------- -------------

  10.1        10     Revised Letter of Agreement - Ewell Prospect,   This filing
                     dated September 13, 2002, between Freedom Oil
                     & Gas, Inc. and Hewitt Energy Group, Inc.

  10.2        10     Purchase and Sale Agreement, dated              This filing
                     September 9, 2002, among Freedom Oil
                     & Gas, Inc., Hegco, Inc., Hegco Canada, Inc., and Hewitt Energy Group, L.L.C.

  10.3        10     Assignment of Oil and Gas Interests, Bill of    This filing
                     Sale and Agreement, dated September 9, 2002, between Hegco, Inc. and Freedom Oil & Gas, Inc.
                     and Hewitt Energy Group, Inc.

                               -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside the control of The Majestic Companies, Ltd. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see the preliminary information statement filed September 13, 2002 for The Majestic Companies, Ltd. and other reports filed with the Securities and Exchange Commission.

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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE MAJESTIC COMPANIES, LTD



Dated:  September 30, 2002                   By:   /s/ J. David Gowdy
                                                  ---------------------------
                                                  J. David Gowdy,
                                                  Chief Executive Officer


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